EXHIBIT 23.3

Pat Akers

Vice President

Surface Mining/Financial Services

CONSENT OF NORWEST CORPORATION

February 14, 2018

To whom it may concern:

Subject:     Warrior Met Coal, Inc.

Dear Madam or Sir:

Norwest Corporation is an independent geologic and mining consultancy engaged in mineral resource analysis and mine planning since 1979. We consent to the incorporation by reference in this Registration Statement on Form S-8, and any amendments thereto (the “Registration Statement”), of Warrior Met Coal, Inc., of references to our name and information from our report, dated as of January 12, 2018, relating to certain proven and probable coal reserves of Warrior Met Coal, Inc., included in Warrior Met Coal, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 14, 2018. We hereby further consent to the use of our name in the Reoffer Prospectus, which is part of the Registration Statement, and any amendments thereto, including the reference to our name under the heading “Experts.”

Yours Sincerely,

/s/ Pat Akers
Pat Akers
Vice President

136 East South Temple, 12th Floor ● Salt Lake City, Utah 84111 USA ● Tel 801.539.0044 ● USA 800.266.6351 ● Fax 801.539.0055 ● www.norwestcorp.com

SALT LAKE CITY / CALGARY / DENVER / VANCOUVER / SASKATOON / GRAND JUNCTION / CHARLESTON WV